Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of CECO Environmental Corp. (the “Company”) on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis W. Blazer, V.P. – Finance and Administration and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis W. Blazer
Dennis W. Blazer
V.P. – Finance and Administration and Chief Financial Officer
August 10, 2007

A signed original of this written statement required by Section 906 has been provided to CECO Environmental Corp. and will be retained by CECO Environmental Corp. and furnished to the Securities and Exchange Commission or its staff upon request.